                                                                    EXHIBIT 10.1



                                 AMENDMENT NO. 2
                                       TO
                    SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


        This Amendment No. 2 (the "Amendment"), dated as of January 27, 1997 is by and among BARRY'S JEWELERS, INC., a California corporation (the "Borrower"), THE FIRST NATIONAL BANK OF BOSTON and the other lending institutions which may become party to the Credit Agreement (as defined herein) (collectively, the "Lenders") and THE FIRST NATIONAL BANK OF BOSTON, as Agent for the Lenders (the "Agent"). Capitalized terms used herein unless otherwise defined shall have the respective meanings set forth in the Credit Agreement.

        WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Second Amended and Restated Revolving Credit Agreement, dated as of August 30, 1996 (as so amended and as further amended and in effect from time to time, the "Credit Agreement"); and

        WHEREAS, the Borrower, the Lenders and the Agent are agreeable to making certain amendments to the Credit Agreement upon the terms and conditions described herein;

        NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby agree as follows:

        SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

                    (a)  The definition of "Borrowing Base" set forth in
        Section 1.1 of the Credit Agreement is amended by inserting after paragraph (c) thereof the following new paragraph (d):

               "minus   (d) (i) until March 31, 1997, $1,250,000, and (ii) at
                        all times after March 31, 1997, $1,500,000."

                    (b)  The definition of "Borrowing Base Report" set forth in
        Section 1.1 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor the following definition:

                         "Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer of the Borrower in such form and including such supporting documentation as the Agent may require from time to time."

                    (c)  The definition of "Consolidated EBITDA" set forth in
        Section 1.1 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor the following definition:

                         "Consolidated EBITDA. Consolidated EBIT for any period
               plus (a) depreciation for such period, plus (b) amortization for such period, plus (c) the amount of 1997 Restructuring Charges for such period to the extent taken into account in connection with


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                                      -2-

        the calculation of EBIT during such period, all determined in accordance with generally accepted accounting principles."

                    (d) Section 1.1 of the Credit Agreement is amended by adding the following definition:

                          "GBFC.  GBFC, Inc., an affiliate of the Agent."

                    (e) The definition of "Shareholders Equity" set forth in ss.1.1 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor the following definition:

                          "Shareholders Equity. An amount equal to Consolidated Total Assets less Consolidated Total Liabilities plus 1997 Restructuring Charges."

                    (f)   The definition of "Total Commitment" set forth in
        Section 1.1 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor the following definition:

                          "Total Commitment. The sum of the Commitments of the
                    Lenders which, (i) from the Closing Date through January 26, 1997 is $85,000,000, from January 27, 1997 through May 31,
                    1997 is $70,000,000 and (iii) after May 31, 1997 is
                    $65,000,000, as the same may be reduced from time to time in accordance with the provisions hereof, or if the Commitments are terminated pursuant to the provisions hereof, zero."

                    (g) Section 1.1 of the Credit Agreement is amended by adding the following definition:

                          "1997 Restructuring Charges. Restructuring charges
                    taken by the Borrower in its fiscal year ending May 31, 1997 relating to the closing of up to 36 retail locations of the Borrower; provided, however, that the aggregate amount of such restructuring charges shall not exceed $13,000,000 and the cash amount of such restructuring charges shall not exceed $6,000,000."

                    (h) Section 8.4 of the Credit Agreement is amended by deleting sub paragraphs (f) and (g) thereof in their entirety and substituting therefor the following:

                          "(f)     within three (3) Business Days after the end
                    of each calendar week or at such earlier time as the Agent may reasonably request, a Borrowing Base Report;

                          (g)      INTENTIONALLY OMITTED."

                    (i) Section 10.1 of the Credit Agreement is amended by deleting the table set forth therein in its entirety and substituting therefor the following:

              Quarter Ending           Amount for 2 Quarters        Amount for 1 Quarter
              --------------           ---------------------        --------------------

                 11/30/96                   ($  5,000,000)                  ($  2,500,000)

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                                      -3-

                 02/28/97                     $ 3,800,000                     $ 6,200,000
                 05/31/97                     $ 8,200,000                     $ 2,000,000
                 08/31/97                     $ 4,000,000                     $ 2,000,000
                 11/30/97                     $ 6,100,000                     $ 4,000,000
                 02/28/98                     $14,700,000                     $10,650,000
                 05/31/98                     $14,200,000                     $ 3,550,000
                 08/31/98                     $ 3,000,000                     $ 1,200,000
                 11/30/98                     $ 3,400,000                     $ 2,200,000
                 02/28/99                     $12,000,000                     $ 9,300,000
                 05/31/99                     $11,500,000                     $ 2,000,000

               (j) Section 10.3 of the Credit Agreement is amended by deleting the table set forth therein in its entirety and substituting therefor the following:

                            Quarter Ending                Ratio
                            --------------                -----
                               11/30/96                  7.00:1.00
                               02/28/97                  7.00:1.00
                               05/31/97                  6.60:1.00
                               08/31/97                  6.90:1.00
                               11/30/97                  7.30:1.00
                               02/28/98                  5.70.1.00
                         05/31/98 and quarters
                           ending thereafter             5.50:1.00

               (k) Section 10.5 of the Credit Agreement is amended by adding the following subparagraph (d):

                      "(d) Notwithstanding anything to the contrary contained
               herein, the Borrower will not open any new retail store locations during its 1998 fiscal year; provided, however, the Borrower may open up to four (4) new retail stores in substitution for existing retail stores which are closed to the extent that as of January 27, 1997 the Borrower has entered into binding agreements to open such stores."

               (l) Section 13.1 of the Credit Agreement is amended by adding the following subparagraph (o):

                      "(o) the physical count of the Borrower's inventory in
               March, 1997 shall yield a dollar valuation which is less than 90% of the Borrower's inventory as carried on the Borrower's books as of the end of the Borrower's February, 1997 or March, 1997 fiscal months, all determined in accordance with generally accepted accounting principles."

        SECTION 2. MODIFICATIONS TO THE BORROWING BASE. The Borrower and the Lenders acknowledge and agree that notwithstanding any provision in the Credit Agreement to the contrary, (a) the Agent may rely on GBFC in connection with determining the Borrowing Base, the components thereof, and the form of the Borrowing Base Report and (b) following the execution of this Amendment the Agent, GBFC and their representatives will conduct periodic reviews of the Borrowing Base components and, as a result of any such reviews, the Agent may, in its discretion, consistent with the Agent's usual business practices

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                                      -4-

and polices, change the Borrowing Base, the AR Advance Rate, the advance rate for inventory, or those items considered Eligible Accounts Receivable or Eligible Inventory; provided, however, without the consent of all of the Lenders, the Agent will not make any changes to such items which would result in the Borrowing Base being greater than the Borrowing Base as calculated in the Credit Agreement.

        SECTION 3. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment shall be conditioned upon the satisfaction of the following conditions precedent:

        SECTION 3.1. DELIVERY OF DOCUMENTS. This Amendment shall have been authorized, executed and delivered to the Agent by the Borrower, the Lenders and the Agent.

        SECTION 3.2. PAYMENT OF AMENDMENT FEE. The Borrower shall have paid to the Agent, for the pro rata accounts of the Lenders, an amendment fee of $325,000.

        SECTION 3.3. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Amendment and all documents incidental thereto shall be in form and substance satisfactory to the Lenders, the Agent and the Agent's special counsel and the Lenders, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of all such documents as the Agent shall have reasonably requested.

        SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lenders as follows:

        (a) The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement were true and correct when made and continue to be true and correct on the date hereof (except that the financial statements referred to therein shall be the financial statements of the Borrower most recently delivered to the Agent, and except as such representations and warranties are affected by the transactions contemplated hereby and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing;

        (b) The execution, delivery and performance by the Borrower of this Amendment and the transactions contemplated hereby (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

        (c) This Amendment, the Credit Agreement as amended hereby, and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought.
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                                      -5-

        SECTION 5. CONFIRMATION OF SECURITY DOCUMENTS. The Borrower hereby ratifies and confirms each of the respective Security Documents and pledges of security interests granted thereby to secure the obligations of the Borrower under the Credit Agreement, as amended hereby, and the Notes.

        SECTION 6. NO OTHER AMENDMENTS. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

        SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

        SECTION 8. EFFECTIVE DATE. Subject to the satisfaction of the conditions precedent set forth in ss.2 hereof, this Amendment shall be deemed to be effective as of the date hereof (the "Effective Date").

        SECTION 9. MISCELLANEOUS. This Amendment is intended to take effect as a sealed instrument and shall for all purposes be governed by, and construed in accordance with the laws of The Commonwealth of Massachusetts (without reference to conflicts of law).
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                                      -6-


        IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have duly executed this Amendment as of the date first above written.

                                  BARRY'S JEWELERS, INC.


                                  By: /s/ Thomas S. Liston
                                    ----------------------------------
                                       Title: Vice Chairman and CFO


                                  THE FIRST NATIONAL BANK
                                  OF BOSTON, individually and as Agent


                                  By:  /s/ William Sherald
                                    ----------------------------------
                                       Title:  Vice President


                                  THE CIT GROUP/BUSINESS
                                  CREDIT, INC.


                                  By:  /s/ Frank A. Grimaldi
                                    ----------------------------------
                                       Title:  Vice President

                                  SANWA BUSINESS CREDIT
                                  CORPORATION


                                  By:  /s/ Victor Alarcon
                                    ----------------------------------
                                       Title:  Vice President


                                  JACKSON NATIONAL LIFE INSURANCE
                                  COMPANY
                                  By:  PPM America, Inc., as its
                                       attorney-in-fact



                                  By:  /s/  Bradley E. Sher
                                    ----------------------------------
                                       Title:  Vice President